UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

CAMDEN NATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Maine	01-28190	01-0413282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine 04843

(Address of Principal Executive Offices) (Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Camden National Corporation (“Camden”) and Union Bankshares Company (“Union Bankshares”) jointly announced on August 14, 2007 the signing of a definitive agreement (the “Merger Agreement”) for the acquisition of Union Bankshares by Camden in an exchange of cash and stock (the “Merger”). On September 21, 2007, Camden and Union Bankshares entered into Amendment No. 1 to the Merger Agreement. Amendment No. 1 clarifies that, in accordance with the Maine Business Corporation Act, the shareholders of Union Bankshares have the right to dissent from the Merger and to receive payment in cash for the fair value of their shares of Union Bankshares common stock, in lieu of the Merger Consideration (as defined in the Merger Agreement).

For additional information, reference is made to Amendment No. 1 to the Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company, dated as of September 21, 2007, which is filed as Exhibit 2.2 and is incorporated herein by reference.

Additional Information About the Merger

In connection with the proposed merger of Union Bankshares with and into Camden, Camden and Union Bankshares intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, UNION BANKSHARES AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Union Bankshares with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden National Corporation, Two Elm Street, Camden, Maine 04843, Attention: Suzanne Brightbill, and free copies of the documents filed with the SEC by Union Bankshares by directing a written request to Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605, Attention: Clerk.

Participants in this Transaction

Camden, Union Bankshares and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Union Bankshares in connection with the merger. Information about the directors and executive officers of Camden and Union Bankshares and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Camden’s directors and executive officers in the proxy statement for Camden’s annual meeting of stockholders filed with the SEC on March 21, 2007. You can find information about Union Bankshares’s directors and executive officers in the proxy statement for Union Bankshares’s 2007 annual meeting of shareholders filed with the SEC on May 11, 2007. You can obtain free copies of these documents from the SEC, Camden or Union Bankshares using the contact information above.

Forward-Looking Statements

This report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: (i) failure of the parties to satisfy the closing conditions in the Merger Agreement in a timely manner or at all; (ii) failure of the shareholders of Union Bankshares to approve the Merger Agreement; (iii) failure to obtain governmental approvals of the Merger, or imposition of adverse regulatory conditions in connection with such approvals; (iv) disruptions in the businesses of the parties as a result of the pendency of the Merger; (v) integration costs following the merger, (vi) changes in general, national or regional economic conditions; (vii) changes in loan default and charge-off rates; (viii) reductions in deposit levels necessitating increased borrowing to fund loans and investments; (ix) changes in interest rates; (x) changes in laws and regulations; (xi) changes in the size and nature of the Camden’s competition; and (xii) changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see Camden’s and Union Bankshares’ filings with the SEC, including their Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this report, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.2	Amendment No. 1 to Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company, dated as of September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMDEN NATIONAL CORPORATION

Date: September 21, 2007	By:	/s/ Sean G. Daly
Sean G. Daly Chief Financial Officer and Principal Financial & Accounting Officer